Exhibit (h)(18)

FUND OF FUNDS INVESTMENT AGREEMENT

(Pursuant to Rule 12d1-4)

THIS AGREEMENT, dated as of October 5, 2023 among each Acquiring Fund, severally and not jointly (each, an “Acquiring Fund”), and each Acquired Fund, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Fund or Funds, the “Funds”), listed on Schedule A.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund(s) and the Acquired Fund(s) desire to set forth the following terms pursuant to which the Acquiring Fund(s) may invest in the Acquired Fund(s) in reliance on the Rule.

1.	Terms of Investment

(a)	In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)	In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii)	Timing and advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 15% of the Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of redemption requests to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)	Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b)	In order to assist the Acquiring Fund’s investment adviser and or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to:

(i)	comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds;

(ii)	comply with its obligations under this Agreement; and

(iii)	promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund or its distributor or brokers to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to:

(i)	comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds;

(ii)	comply with its obligations under this Agreement; and

(iii)	promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Julian Winters, Chief Compliance Officer PFS Funds	Joanna Gallegos
3993 Sunset Avenue, Suite 201	1270 Avenue of the Americas Suite 1910
Rocky Mount, North Carolina 27804	New York, New York 10020
[REDACTED]

With a copy to:

PFS Funds
Jeffrey R. Provence, Trustee and Secretary
1939 Friendship Drive, Suite C
El Cajon, CA 92020
[REDACTED]

5.	Term, Termination, Assignment, and Amendment

(a)	This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b)	This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	This Agreement may be amended only by a writing that is signed by each affected party.

(e)	In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that is or are involved in the matter in controversy and not to any other series of the Acquiring Funds.

(f)	In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that is or are involved in the matter in controversy and not to any other series of the Acquired Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquired Fund

Name of Authorized Signer: Joanna Gallegos

Signature:	/s/ Joanna Gallegos

Title:	Chief Operating Officer

PFS Funds, on behalf of each of its Funds on Schedule A

Name of Authorized Signer: Jeffrey R. Provence

Signature:	/s/ Jeffrey R. Provence

Title:	Trustee and Secretary

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

Conquer Risk Defensive Bull Fund - CRDBX

Conquer Risk Managed Volatility Fund - CRMVX

Conquer Risk Tactical Opportunities Fund - CRTOX

Conquer Risk Tactical Rotation Fund - CRDBX

Acquired Funds

BondBloxx USD High Yield Bond Consumer Cyclicals Sector ETF

BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector ETF

BondBloxx USD High Yield Bond Energy Sector ETF

BondBloxx USD High Yield Bond Financial Sector ETF

BondBloxx USD High Yield Bond Healthcare Sector ETF

BondBloxx USD High Yield Bond Industrials Sector ETF

BondBloxx USD High Yield Bond Telecom Media & Technology Sector ETF

BondBloxx BB Rated USD High Yield Corporate Bond ETF

BondBloxx B Rated USD High Yield Corporate Bond ETF

BondBloxx CCC Rated USD High Yield Corporate Bond ETF

BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF

BondBloxx Bloomberg Six Month Target Duration US Treasury ETF

BondBloxx Bloomberg One Year Target Duration US Treasury ETF

BondBloxx Bloomberg Two Year Target Duration US Treasury ETF

BondBloxx Bloomberg Three Year Target Duration US Treasury ETF

BondBloxx Bloomberg Five Year Target Duration US Treasury ETF

BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF

BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF

BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF

BondBloxx USD High Yield Bond Sector Rotation ETF

BondBloxx BBB Rated 1-5 Year Corporate Bond ETF

BondBloxx BBB Rated 5-10 Year Corporate Bond ETF

BondBloxx BBB Rated 10+ Year Corporate Bond ETF

BondBloxx Bloomberg Global Inflation-Linked Bond ETF

Sch. A-1